UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2011
Teliphone Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-28793	84-1491673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

194 St-Paul St. West, Suite 303, Montreal, Quebec Canada	H2Y 1Z8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (514) 313-6000

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.

On January 5, 2012, Teliphone Corp, a Nevada Corporation,  ("Teliphone"), announced that it had entered into an asset purchase agreement (the "Agreement") with New York Telecom Exchange Inc., a New York corporation ("NYTEX"), pursuant to which Teliphone acquired all operations, assets, liabilities and intellectual property of NYTEX in an all stock transaction. The Agreement is dated December 31, 2011, and pursuant to which Teliphone assumed all ongoing operations of NYTEX which will run as a separate division of Teliphone under its wholesale department.

The Agreement contains rescission rights for NYTEX based on either abandonment or insolvency by Teliphone. Should Teliphone abandon operation of NYTEX within 24 months of the Agreement, NYTEX will have the right to reassume NYTEX operations and all intellectual property in exchange for the return of the 20 million shares to Teliphone. Furthermore, should Teliphone become insolvent, declare bankruptcy invoke creditor protection actions, cease to do business or declare any situation which can be reasonably be construed as a serious risk to the viability of Teliphone within 24 months of execution of this Agreement, Teliphone will forfeit all rights to the NYTEX intellectual property including all software, trade names, client lists, domain names, goodwill, and any improvements and additions that may have been made after execution of this agreement and all such rights would revert back to NYTEX.

At closing, Teliphone delivered to NYTEX a total of 20,000,000 common shares of Teliphone.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Teliphone and NYTEX are related parties with common President/CEO, Lawry Trevor-Deutsch.

Teliphone intends to file required Financial Statements and Pro Formas within 71 days of this date.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02, Unregistered Sales of Equity Securities

On December 31, 2011, Teliphone issued 20,000,000 shares of common stock to NYTEX as consideration for the assets acquired pursuant to the Agreement described in Item 1.01 above.  These securities were offered and sold in reliance on the exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), including, among others, Section 4(2) of the Securities Act.   Teliphone did not engage in any general solicitation or advertising in relation to the stock issuance to NYTEX.  The stock certificate was issued with the appropriate legends affixed to the restricted stock.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement by and among Teliphone Corp and the New York Telecom Exchange Inc. dated as of December 31, 2011

Forward-Looking Statements

This Form 8-K includes "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical fact, included herein that address activities, events or developments that Teliphone Corp or New York Telecom Exchange Inc. expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the proposed acquisition, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Except as required by law, neither Teliphone Corp nor the New York Telecom Exchange Inc. intends to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 9, 2012

Teliphone Corp.

By:	/s/ Lawry Trevor-Deutsch
Name:	Lawry Trevor-Deutsch
Title:	Chief Executive Officer